Exhibit 99.1

Contacts:

Julie Wood	Matthew K. Fust
Vice President, Investor Relations	Executive Vice President & Chief Financial Officer
510-597-6505	510-597-6392
Onyx Pharmaceuticals Reports First Quarter 2009 Financial Results
Nexavar Net Sales Drive Continued Profitability and Support Expanded Product Development
EMERYVILLE, CA — May 6, 2009 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the first quarter 2009. Global Nexavar net sales as reported by Onyx’s collaborator Bayer HealthCare Pharmaceuticals, or Bayer, were $178.1 million for the first quarter 2009, a 17% increase compared to $151.9 million in the same period in 2008. Onyx and Bayer are marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of liver cancer and advanced kidney cancer in the U.S., European Union and other territories.
Onyx reported non-GAAP net income, excluding employee stock-based compensation expense, of $8.1 million, or $0.14 per diluted share, for the first quarter 2009 compared to non-GAAP net income of $20.6 million, or $0.36 per diluted share for the same period in 2008. Net income for the first quarter of 2009 was primarily driven by higher Nexavar sales offset by the company’s expanded clinical development efforts, increased commercial costs to support the brand and lower investment income due to current macroeconomic conditions. On a GAAP basis Onyx reported net income of $4.1 million, or $0.07 per diluted share, for the first quarter 2009 compared to net income of $15.4 million, or $0.27 per diluted share, in the same period in 2008. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures are provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income.”
“Onyx has established a strong foundation for continued success. Our profitable sales-driven business, outstanding financial strength and broad development program differentiate the company and position us well for the future,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “We remain focused on maximizing the opportunities we have ahead of us, which include supporting important new Nexavar clinical trials, as well as investing in our pipeline.”
Revenue from Collaboration Agreement
For the first quarter 2009, Onyx reported revenue from its Nexavar collaboration agreement of $53.7 million compared to $48.9 million for the same period in 2008. The 10% increase in revenue from collaboration agreement between periods resulted from an increase in Nexavar sales and royalty revenue, partially offset by an increase in Nexavar commercial expenses.
Operating Expenses
Onyx recorded research and development expenses of $28.8 million in the first quarter 2009, compared to $18.6 million for the same period in 2008. Higher research and development expenses in the first quarter 2009 were primarily due to planned increases in the development program for Nexavar across additional tumor types, such as colorectal cancer and adjuvant liver cancer, and Onyx’s costs to further develop ONX 0801. Research and development expenses included $0.7 million and $0.6 million of employee stock-based compensation expense for the first quarter of 2009 and 2008, respectively. Selling, general and administrative expenses were $22.0 million in the first quarter 2009, compared to $19.8 million for the same period in 2008. Higher selling, general and administrative expenses were

Onyx Reports First Quarter 2009 Financial Results
May 6, 2009

primarily due to increased marketing and employee-related expenses to support Nexavar, as well as increased employee-related expenses to support Onyx’s growth. Selling, general and administrative expenses included $3.4 million and $4.6 million of employee stock-based compensation expense for the first quarter 2009 and 2008, respectively.
Investment Income
Investment income was $1.1 million for the first quarter of 2009, a decrease of $4.2 million from $5.3 million in the same period in 2008. The decrease was primarily due to lower effective interest rates as a result of market conditions as well as a change in the asset allocation of our investment portfolio.
Cash, Cash Equivalents and Marketable Securities
At March 31, 2009, cash, cash equivalents, and current and noncurrent marketable securities were $467.1 million, compared to $458.0 million at December 31, 2008. This increase was primarily due to cash provided by operations.
Management Conference Call Today
Onyx will host a teleconference and webcast to provide a general business overview and discuss financial results. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on May 6, 2009. The live webcast will be available at:
http://www.onyx-pharm.com/wt/page/event_calendar
or by dialing 847-413-3238 and using the passcode 24308683. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3044 and using the passcode 24308683 later in the day. The replay will be available through June 5, 2009.
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer. The company, in collaboration with Bayer HealthCare Pharmaceuticals, is developing and marketing Nexavar® (sorafenib) tablets, a small molecule drug. Nexavar is currently approved for the treatment of liver cancer and advanced kidney cancer. Additionally, Nexavar is being investigated in several ongoing trials in a variety of tumor types. For more information about Onyx, visit http://www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities and the timing, progress and results of clinical development, regulatory filings and actions. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission, under the heading “Risk Factors” for a more detailed description of such factors, as well as the company’s subsequent quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
(See attached tables.)

Onyx Reports First Quarter 2009 Financial Results
May 6, 2009

ONYX PHARMACEUTICALS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenue:
Revenue from collaboration agreement	$53,717	$48,855

Total operating revenue	$53,717	$48,855
Operating expenses:
Research and development (1)	28,820	18,555
Selling, general and administrative (1)	21,953	19,844

Total operating expenses	50,773	38,399

Income from operations	2,944	10,456
Investment income, net	1,121	5,271
Provision for income taxes	—	309

Net income	$4,065	$15,418

Net income per share:
Basic	$0.07	$0.28

Diluted	$0.07	$0.27

Shares used in computing net income per share:
Basic	56,715	55,388

Diluted	57,197	56,566

(1) Includes employee stock-based compensation charges of:
Research and development	$652	$580
Selling, general, and administrative	3,351	4,636

Total employee stock-based compensation	$4,003	$5,216

ONYX PHARMACEUTICALS, INC.
CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2009	2008

Nexavar product revenue, net (as recorded by Bayer)	$178,069	$151,896

Revenue subject to profit sharing (as recorded by Bayer)	$166,974	$151,896
Combined cost of goods sold, distribution, selling, general and administrative expenses	71,879	62,703

Combined commercial collaboration profit	$95,095	$89,193

Onyx’s share of commercial collaboration profit	$47,547	$44,597
Reimbursement of Onyx’s shared marketing expenses	5,393	4,258
Royalty revenue	777	—

Revenue from collaboration agreement	$53,717	$48,855

Onyx Reports First Quarter 2009 Financial Results
May 6, 2009

ONYX PHARMACEUTICALS, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	Mar. 31,	Dec. 31,
	2009	2008
	(unaudited)	(2)
Assets
Cash, cash equivalents and marketable securities	$430,653	$418,424
Other current assets	44,729	43,635

Total current assets	475,382	462,059
Property and equipment, net	2,941	3,363
Marketable securities, non-current	36,456	39,622
Other assets	4,717	4,723

Total assets	$519,496	$509,767

Liabilities and stockholders’ equity
Current liabilities	27,957	33,304
Other long-term liabilities	1,190	1,263
Stockholders’ equity	490,349	475,200

Total liabilities and stockholders’ equity	$519,496	$509,767

(2)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008.

Onyx Reports First Quarter 2009 Financial Results
May 6, 2009

ONYX PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
GAAP net income	$4,065	$15,418
Non-GAAP adjustments:
Employee stock-based compensation under FAS 123R (4)	4,003	5,216

Non-GAAP net income (3)	$8,068	$20,634

GAAP diluted net income per share	$0.07	$0.27
Non-GAAP adjustments:
Employee stock-based compensation under FAS 123R (4)	0.07	0.09

Non-GAAP diluted net income per share (3)	$0.14	$0.36

Diluted shares	57,197	56,566

(3)	This press release includes the following non-GAAP financial measures: non-GAAP net income and non-GAAP diluted net income per share. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Our management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Our management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates our business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that our management uses are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

(4)	Employee stock-based compensation under FAS 123R: Our management excludes the effects of employee stock-based compensation because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of our operating results to our peer companies.
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